UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2014

Intelligent Living Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54026	45-1498410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20801 Biscayne Blvd, Suite 403
Miami, FL 33180
(Address of Principal Executive Offices) (Zip Code)

866.326.3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2- Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition No. 1:

On April 25, 2015, Intelligent Living Inc., a Nevada corporation, (“ILIV” or the “Company”) and Provectus, LLC, a Wyoming corporation (“Provectus”), executed an Asset Purchase Agreement with Venturian Group, Inc., a Florida corporation (“Venturian” or “Seller”), whereby ILIV acquired certain assets of Venturian related to Venturian’s  cloud based computing system and IT managed business.

Unless indicated to the Contrary, any discussion regarding the Buyer includes ILIV and Provectus.

Venturian is an information technology (“IT”) company providing IT solutions architecture and private cloud computing primarily in the Southeast United States. Venturian’s goal is to make IT business needs available to any business, regardless of size and capitalization. Venturian’s founder, Allen Firouz and Lauren Fox, Venturian’s Chief Operating Officer, will continue to work with ILIV and oversee the operations of Provectus. Mr. Firouz will serve as ILIV’s Vice President of Information Technology and Chief Technology Officer of its subsidiary Provectus, LLC. He will also be appointed to the ILIV Board of Directors commencing June 1, 2014. Ms. Fox will serve as Vice President of ILIV. With the acquisition of the Venturain assets, Provectus, our wholly owned subsidiary, will focus on expanding the scope of services and client base.

With more than two decades combined experience in the IT field, Mr. Firouz and Ms. Fox will work with ILIV’s current management, to target client companies of every size to achieve results in every aspect of their IT initiatives. Venturian’s IT cloud computing places a focus on availability, scalability and security, to deliver tailored private cloud solutions to meet clients’ demanding business environment needs.

Provectus is our managed IT and cloud based computer company. Provectus, which is Latin for advanced, will provide clients with IT cloud based computer solutions. Provectus will focus initially on IT solutions for managed care to small and medium sized enterprise level clients throughout the United States and Canada. The company will focus on healthcare and related practices but will offer its products and services to the business community at large. The enterprise group will be known as Venturian Management and will handle all clients with revenues in excess of $10 million or 500 users and the small business group will be known as Perfect Solutions and will focus on clients with revenues less than $10 million.

The total consideration delivered to the Seller by the Buyer for the Purchased Assets was One Million Three Hundred Sixty-Nine Thousand Dollars (US$1,369,000.00)

●	A cash payment of $150,000 was made at Closing
●	A promissory note in the amount of $610,000
●	One Hundred Thirty-Two Million, Three Hundred Ninety-One Thousand, Three Hundred Four (132,391,304) shares of common stock valued at $.0046 per share

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The promissory note provides for interest on the outstanding principal balance at the rate of 6% per annum. Principal and interest totaling $28,792 commences January 1, 2015 with the final payment due on or before April 1, 2016

Copies of the Asset Purchase Agreement and Promissory Note are attached hereto as Exhibit 10.1 and 10.2. You are urged to review these agreements for a more complete description of the terms and conditions of each.

Acquisition No. 2

Also on April 25, 2014, ILIV and Provectus acquired Perfect Solutions Software Inc. and Perfect Solutions, Inc. both New Jersey corporations. Perfect Solutions is based in Northfield, New Jersey and provides services to a wide variety of industries throughout the U.S., including financial, legal, medical, non-profit, real estate and advertising.  Provectus will assume the company’s current client service agreements. Perfect Solutions client base is located throughout the Northeast United States and prizes itself as a trusted business advisor.  Provectus intends to significantly expand the geographical reach of Perfect Solutions’ client base, allowing Provectus to significantly expand its presence in the marketplace.  More importantly, we will now be able to expand our service network, allowing us to offer service solutions to clients operating in previously unavailable geographic regions.

Stephen Voght, the current President of Perfect Solutions will serve as Vice President of ILIV and President of Provectus, LLC. Mr. Voght will be appointed to the ILIV Board of Directors commencing June 1, 2014.

Provectus will be a single source solution for management, cloud services and data provisioning.

Josh Eikov, the current Chief Strategy Officer and Director of ILIV has been appointed as the Chief Executive Officer of Provectus.

We believe that the acquisitions of the assets of both Venturian Group and Perfect Solutions Software provide us with a unique opportunity to establish a niche market for both small and large companies.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On 25, 2014 ILIV executed a Senior Secured Promissory Note (the “Note”) in the amount of $300,000 with Hoyts Hollow Management LLC. The proceeds from this financing were used to finance the acquisition agreements with both Venturian and Perfect Solutions Software.  The note bears interest at the rate of 18% per annum.  The payment maturity date is November 1, 2015. Monthly payments of principal and interest total $19,141,73 and commence June 1, 2014.   In the event of a Default, the Holder reserves the right to accelerate all payments due under the note and interest shall accrue at the rate of 20% per annum.

The Note is secured by a continuing security interest in and to, and lien upon, all of the Company’s and its current or future subsidiaries assets as well as all accounts and other receivables from the sales of the Company, instruments or other forms of obligations as well as all products and proceeds from the above described collateral.

A Copy of the Secured Promissory Note is attached hereto as Exhibit 4.1 and a copy of the Security Agreement is attached as Exhibit 4.2

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Section 9- Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

No.	Description
4.1	Senior secured Promissory Note with Hoyts Hollow Management LLC
4.2	Security Agreement with Hoyts Hollow Management LLC
10.1	Asset Purchase Agreement between ILIV, Provectus and Venturian Group
10.2	Promissory Note issued to Venturian
10.3	Asset Purchase Agreement between ILIV, Provectus, Perfect Solutions Software And Perfect Solutions
10.4	Promissory Note issued to Perfect Solutions Inc.
99.1*	Financial Statements of Business Acquired.

*To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 1, 2014	Intelligent Living Inc.

	By	/s/ Victoria Rudman
Name: Victoria Rudman Title: Chief Executive Officer

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